EXHIBIT 10.6


                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT, dated as of November 30, 2001, between Marvel Enterprises, Inc., a Delaware corporation (the "Company") and Isaac Perlmutter (the "Executive") (this "Agreement").

WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

            1. Employment, Duties and Acceptance.
               ---------------------------------

            1.1 Employment, Duties. The Company hereby employs the Executive for the Term (as defined in Section 2.1), to render services to the Company as its Vice-Chairman of the Board of Directors. The Executive shall report solely to the Board of Directors and Chairman of the Company. The Executive's duties shall relate to formulation of long-term business strategy and near term operations, including but not limited to licensing activities; the Company's assistance with negotiations with motion picture and television producers, amusement and theme parks, and video game and toy manufacturers; toy business marketing; sale of distressed products and relationships with major retailers including Toys R Us, K-B Toys, Wal-Mart and K-Mart; litigation strategy and tactics; and cost control. Such duties shall be performed at the direction and under the supervision of the Board of Directors and Chairman and may include additional or different duties assigned to the Executive by the Board of Directors and Chairman consistent with the foregoing and his position as Vice-Chairman of the Board of Directors.

            1.2 Acceptance. The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment (other than passive investments and service on corporate, civic or charitable boards or committees which do not interfere with the Executive's duties and responsibilities as an employee of the Company in accordance with this Agreement; provided, however that any service on corporate boards or committees is approved by the Chairman) and to use the Executive's professional efforts, skill and ability to promote the Company's interests. Notwithstanding the foregoing, the Executive may devote an insignificant amount of time to other business activities outside the scope of such employment if such business activities and devotion of such time are approved by the Chairman.

            2. Term of Employment.
               ------------------

            2.1 The Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on November 30, 2001 and shall end on November 30,


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2007, unless sooner terminated  pursuant to Section 4 hereof.  The date the Term ends is hereinafter referred to as the "Termination Date".

            3. Compensation; Benefits.
               ----------------------

            3.1 Salary. As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, at the annual rate of $1.00; provided, however, if the options (the "Options") granted to the Executive pursuant to the Stock Option Agreement referred to in Section 3.6 fail to become effective for any reason, the base salary shall be increased to $450,000 per annum, retroactive to the commencement date of Executive's employment.

            3.2 Bonus. In addition to the amounts to be paid to the Executive pursuant to Section 3.1 hereof, the Executive will be entitled to receive such annual bonus and long term incentive compensation as determined by the Compensation Committee of the Board of Directors in its discretion and approved by the Board of Directors; provided that if the stock options granted to the Executive pursuant to the Stock Option Agreement referred to in Section 3.6 fail to become effective for any reason, the Executive will be eligible to receive a cash bonus based upon the attainment of performance goals set by the Board of Directors with Executive's target annual bonus amount of up to $250,000. Each annual bonus in respect of a fiscal years shall be paid when annual bonuses are paid generally to the Company's other senior executive officers but in no event later than the ninetieth day of the next fiscal year.

            3.3 Business Expenses. The Company shall pay for or reimburse the Executive for all reasonable first-class travel and other expenses actually incurred by or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, including the cost and expense associated with the use (including related personal use) of a cellular telephone, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers.

            3.4 Vacation. During the Term, the Executive shall be entitled to a vacation period or periods of four (4) weeks per year taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a calendar year shall be forfeited.

            3.5 Fringe Benefits. During the Term, the Executive shall be entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(k) plan, group insurance or other so-called fringe benefit plan which the Company provides to its executive employees generally, together with executive medical benefits for the Executive, as from time to time in effect for executive employees of the Company generally.

            3.6 Stock Options. Concurrently with the execution and delivery of this Agreement, the executive is being granted options to purchase 3,950,000 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock")


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pursuant to the terms of the Stock Option Plan and related Stock Option
Agreement, in the form attached hereto as Exhibit A, subject to approval by the Stockholders of an amendment to the "Stock Option Plan" to increase the number of shares of Common Stock available for issuance under the Stock Option Plan and of the grant of those options.

            3.7 Alternative Options. In the event the Options do not become effective, the Stock Option Agreement shall be deemed to be an option to purchase 150,000 shares (rather than 3,950,000 shares) of Common Stock. Subject to any approval of the stockholders of the Company required by listing requirements applicable to the Common Stock, on each anniversary thereof on which the Executive continues to be employed, the Executive shall receive an additional option to purchase 150,000 shares of Common Stock, pursuant to the terms of the Stock Option Plan and related Stock Option Agreement on terms and conditions approved by the committee of the Board of Directors of the Company which administers the Stock Option Plan. In the event that stockholder approval of the annual option grant is not obtained and such approval is required solely because of the aggregate number of options which may be issued during the Term, such aggregate number of options shall be reduced to that number which does not require stockholder approval by first reducing the number of options the Executive is entitled to receive on the sixth anniversary of the commencement date of employment and thereafter reducing the number of options, if necessary, he is entitled to receive on the fifth anniversary and so on.

            4. Termination.
               -----------

            4.1 Death. If the Executive shall die during the Term, the Term shall terminate immediately.

            4.2 Disability. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's principal services hereunder for
(i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term.

            4.3 Cause. The Term may be terminated by the Company upon notice to the Executive upon the occurrence of any event constituting Cause as defined herein. As used herein, the term "Cause" means: (i) the Executive's willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations set forth in this Agreement; provided, however, that the Company shall not be deemed to have Cause pursuant to this clause (i) unless the Company gives the Executive written notice that the specified conduct has occurred and making specific reference to this Section 4.3(i), the Executive is given an opportunity to appear before the Board of Directors to discuss the conduct alleged to constitute Cause and the Executive fails to cure the conduct within thirty (30) days after receipt of such notice; (ii) willful and


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material breach by the Executive of any of his obligations under Section 5 hereof; (iii) any willful and intentional acts of the Executive involving fraud, theft, misappropriation of funds, embezzlement or material dishonesty affecting the Company or willful misconduct by the Executive which has, or could reasonably be expected to have, a material adverse effect on the Company; or
(iv) the Executive's conviction of, or plea of guilty or nolo contendre to, an offense which is a felony in the jurisdiction involved.

            4.4 Permitted Termination by the Executive. (a) The Term may be terminated by the Executive upon notice to the Company of any event constituting Good Reason as defined herein. As used herein, the term "Good Reason" means the occurrence of any of the following, without the prior written consent of the
Executive: (i) assignment of the Executive to duties materially inconsistent with the Executive's positions as described in Section 1.1 hereof, or any significant diminution in the Executive's duties or responsibilities, other than in connection with the termination of the Executive's employment for Cause or disability or by the Executive other than for Good Reason or (ii) breach by the Company of its obligations under Section 3 hereof or any other material breach of this Agreement by the Company which is continuing; provided, however, that the Executive shall not be deemed to have Good Reason unless the Executive gives the Company written notice that the specified conduct or event has occurred and the Company fails to cure such conduct or event within thirty (30) days of receipt of such notice.

            (b) The Term may be terminated by the Executive at any time by giving the Company a notice of termination specifying a termination date no less than sixty (60) days after the date the notice is given.

            4.5 Severance. If the Term is terminated pursuant to Section 4.1,
4.2 or 4.3 hereof, or by the Executive other than pursuant to Section 4.4(a), the Executive shall be entitled to receive his Base Salary, bonus and any additional benefits provided hereunder at the rates provided in Sections 3.1,
3.2 and 3.5 hereof to the date on which such termination shall take effect. If the Term is terminated by the Executive pursuant to Section 4.4(a), the Executive shall also be entitled to receive a pro rata portion (based on time) of the annual bonus for the year in which the termination date occurs (a Pro Rata Bonus), and shall be paid when bonuses in respect of that year are generally paid to the Company's other executives but in no event later than the ninetieth day of the next fiscal year.

            5. Restrictive Covenants.
               ---------------------

            5.1 Confidential Information; Company Property. In view of the fact that the Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, as well as plans for future developments by the Company, the Executive agrees:

                        5.1.1 Protection of Confidential Information. At all
            times, to keep and retain in the strictest confidence all confidential matters of the Company, including, without limitation, know how, trade secrets, customer lists, pricing


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            policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company ("Confidential Information"), learned by the Executive heretofore or hereafter, and not to use or disclose them to anyone outside of the Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent; provided, however, that the restrictions of this Section
            5.1.1 shall not apply to that part of the Confidential Information that the Executive demonstrates is or becomes generally available to the public other than as a result of a disclosure by the Executive or is available, or becomes available, to the Executive on a non-confidential basis, but only if the source of such information is not prohibited from transmitting the information to the Executive by a contractual, legal, fiduciary, or other obligation; and

                        5.1.2 Return of Company Property. To deliver promptly to
            the Company on termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control and which came into the Executive's possession or under his control as a result of his employment by the Company.

            5.2 Non-Competition. During the Term and for a period of 18 month after the termination of the Executive's employment for any reason whatsoever, the Executive shall not, directly or indirectly, either through employment or otherwise, render services similar to those performed for Marvel for, or become a director of, any person, firm or corporation engaged in any business which materially competes with the business of the Company or of any of its subsidiaries or affiliates.

            5.3 Non-Solicitation. During the Term and for a period of 18 months after the termination of the Executive's employment for any reason whatsoever, the Executive shall not (a) solicit, recruit or hire any person who is an employee of the Company at the Termination Date (or was an employee of the Company within three months prior to the Termination Date) prior to the expiration of a six (6) month period after such employee's termination of employment with the Company, (b) solicit or encourage any person who is an employee of the Company to leave the employment of the Company or (c) solicit any customer, vendor or other entity having a business relationship with the Company with respect to any of the products or services provided to or by the Company if such solicitation, if successful, could reasonably be expected to result in an adverse effect upon the Company's relationship with that customer, vendor or other entity.

            5.4 Availability for Litigation. Following the Term, Executive agrees that he shall at all times make himself reasonably available to assist in connection with litigation involving the Company and the Company shall reimburse Executive for all out-of-pocket expenses he may incur in connection with rendering such assistance.


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            5.5 Non-Disparagement. The Company and Executive each agree that they shall at all times not directly or indirectly make any disparaging or negative statements about the other.

            5.6 Specific Performance. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.1, 5.2, 5.3 or 5.5 hereof, or the Company commits a breach or threatens to commit a breach of the provisions of Section 5.5, the other party shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company or the Executive, as the case may be, and that money damages will not provide an adequate remedy.

            5.7 Surrender of Profits. If the Executive commits a breach of the provisions of Sections 5.1, 5.2 or 5.3 hereof, in addition to the Company's rights and remedies set forth in Section 5.6 hereof or otherwise, any profit received by the Executive from any exercise of any option under the Stock Option Agreement shall inure to and be repaid to the Company upon its demand. The foregoing provision may be satisfied at the Executive's option by payment of cash and/or tender of shares of Common Stock which are not Restricted Shares (as defined in the Stock Option Agreement). Shares of Common Stock tendered pursuant to this section shall be valued at the average of the daily closing sale prices (or the equivalent in an over the counter market) for the Common Stock, on the stock exchange or over the counter market that is the primary trading market for the Common Stock, for the 10 consecutive days immediately preceding the date of the tender.

            5.8 If any of the covenants contained in Sections 5.1 through 5.5 hereof, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

            5.9 If any of the covenants contained in Sections 5.1 through 5.5. hereof, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

            5.10 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5.1 through 5.5 hereof upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.


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            6. Inventions and Patents; Intellectual Property.
               ---------------------------------------------

            6.1 Inventions and Patents. The Executive agrees that all processes, technologies and inventions, including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by the Company or for one year thereafter (collectively, "Inventions") shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall promptly disclose such Inventions to the Company and shall, subject to reimbursement by the Company for all reasonable expenses incurred by the Executive in connection therewith, (a) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (b) sign all papers necessary to carry out the foregoing; and (c) give testimony in support of the Executive's inventorship.

            6.2 Intellectual Property. The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during his employment, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

            7. Representations, Warranties and Covenants.
               -----------------------------------------

            7.1 Representations and Warranties of the Executive. The Executive represents and warrants to the Company as follows:

            (a) Authorization. This Agreement has been duly executed and delivered by the Executive and constitutes a legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditor's rights generally and to general principals of equity.

            (b) No Conflict. The execution, delivery and performance by the Executive of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental authority applicable to the Executive; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration)


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under any material contract or instrument to which the Executive is a party or by which he or any of his property is bound or affected.

            7.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Executive as follows:

            (a) No Consent or Approval Required. Except for (i) the filing of any notice subsequent to the date hereof that may be required under applicable federal securities laws (which, if required, shall be filed on a timely basis as may be so required), and (ii) the approval of the Stock Plan Amendment, substantially in the form attached hereto as Exhibit B, and the grant of the options to the Executive pursuant to Section 3.6 by the stockholders of the Company, no permit, consent, approval or authorization of, or declaration to, or filing with, any Person is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or for the valid authorization, issuance, sale and delivery of the Stock Option Agreement pursuant to this Agreement, or the carrying out by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principals of equity.

            (b) Reservation of Common Shares. Upon the approval of the stockholders of the Company, the securities issuable pursuant to the Stock Option Agreement, when issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and the issuance of such securities is not and will not be subject to preemptive rights of any other stockholder of the Company. The Company has validly reserved a sufficient number of shares of Common Stock for issuance upon exercise of the options granted pursuant to
Section 3.6.

            (c) Rights Agreement. The Company has amended the Rights Agreement, dated as of August 22, 2000, between the Company and American Stock Transfer & Trust Company as Rights Agent (the "Rights Agreement") to exempt the Executive from becoming an Acquiring Person (as such term is defined in the Rights Agreement) under the Rights Agreement as a result of issuance of the Stock Option Agreement as contemplated under this Agreement or the acquisition of Common Stock with respect to the Stock Option Agreement. A true and complete copy of such amendment is attached hereto as Exhibit C.

            (d) No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental authority applicable to the Company; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, the Certificate of Incorporation or By-laws of the Company, or under any material


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contract or instrument to which the Company is a party or by which it or any of its property is bound or affected.

            7.3 Reservation of Common Shares. The Company shall, subject to the following article, at all times reserve and keep available such number of its authorized but unissued Common Shares deliverable in connection with the Stock Option Agreement as will be sufficient to permit the exercise in full the Options. The Company covenants that all Common Shares (or other securities) that may be issued pursuant to the Stock Option Agreement will, upon issuance, be duly and validly issued, fully paid and nonassessable, free of pre-emptive rights and free from all taxes, liens, charges and security interests created by or through the Company.

            8. Indemnification.
               ---------------

            To the fullest extent permitted by applicable law, the Executive shall be indemnified and held harmless for any action or failure to act in his capacity as an officer or employee of the Company or any of its affiliates or subsidiaries. In furtherance of the foregoing and not by way of limitation, if the Executive is a party or is threatened to be made a party to any suit because he is an officer or employee of the Company or such affiliate or subsidiary, he shall be indemnified against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification under this
Section 8 shall be in addition to any other indemnification by the Company of its officers and directors. Expenses incurred by the Executive in defending an action, suit or proceeding for which he claims the right to be indemnified pursuant to this Section 8 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Executive to repay such amount in the event that it shall ultimately be determined that he is not entitled to indemnification by the Company. Such undertaking shall be accepted without reference to the financial ability of the Executive to make repayment. The provisions of this Section 8 shall apply as well to the Executive's actions and omissions as a trustee of any employee benefit plan of the Company, its affiliates or subsidiaries.

            9. Notices.
               -------

            All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

If to the Company, to:       Marvel Enterprises, Inc.
                             10 East 40th Street
                             New York, New York 10016


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                             Attention:  Executive Vice President
                                         Business & Legal Affairs

If to the Executive, to:     Isaac Perlmutter
                             P.O. Box 1028
                             Lake Worth, Florida 33460

                             with a copy to:

                             Mark Shipman, Esq.
                             Shipman & Sosensky, LLC
                             363 Main Street
                             Hartford, Connecticut 06106


            10. General.
                -------

            10.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York, without regard to the conflict of law principles of such state. Any litigation based upon this Agreement or arising out of, under or in connection with this Agreement, including, without limitation, any action brought to enforce the covenants contained in Sections
5.1 through 5.5 hereof, shall be brought and maintained in the Courts of the State of New York or in the United States District Court for the Southern District of New York.

            10.2 In the event that any action, suit or other proceeding in law or in equity is brought to enforce any provision of this Agreement or to obtain money damages for the breach thereof, the plaintiff in such action, suit or other proceeding shall be paid by the defendant unless there is a determination that such action, suit or proceeding was brought in bad faith or was frivolous.

            10.3 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            10.4 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. This Agreement expressly supersedes all agreements and understandings between the parties regarding the subject matter hereof and any such agreement is terminated as of the date first above written.

            10.5 This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by either party, except that the rights and obligations of the Company hereunder may be assigned by it to, and shall be binding upon, the successors of the


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Company as a result of the merger or reorganization of the Company or the sale of all or substantially all of the assets of the Company.

            10.6 This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

            10.7 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                            (Signature Page Follows)


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MARVEL ENTERPRISES, INC.


By: _________________________
Name:
Title:


EXECUTIVE:

/s/ Isaac Perlmutter
------------------------
Isaac Perlmutter


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                                    EXHIBIT A

                         FORM OF STOCK OPTION AGREEMENT


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                                    EXHIBIT B

                          FORM OF STOCK PLAN AMENDMENT


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                                    EXHIBIT C

                      FORM OF AMENDMENT TO RIGHTS AGREEMENT


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